UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5081 Howerton Way, Suite A Bowie, Maryland	20715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

May 29, 2025

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2025, Michael Bercovich was appointed to be the Company’s Chief Financial Officer (and principal financial and accounting officer), effective June 23, 2025.

Mr. Bercovich, age 50, has been the vice president of finance of Advisor360 LLC, an enterprise software platform for the wealth management industry, since February 2025. He served as the chief financial officer and a founding team member of Helios Global Payments Solutions Inc., a global human capital management and payments platform startup, from September 2023 to February 2025. At Helios, he led finance operations, investor relations, treasury and strategic initiatives including raising capital. Mr. Bercovich served as the chief financial officer of MyOutDesk LLC, a provider of virtual assistant outsourcing services, from February 2023 to January 2024, where he supported business scaling and developing additional market capabilities, with overall responsibility for accounting, finance and corporate development functions. Mr. Bercovich served as the chief financial officer of Ciaflo Inc., a global education technology startup, from May 2022 to February 2023, where he managed its finance operations, corporate development and investor relations functions. Mr. Bercovich served as the chief financial officer of Elements Global Services Inc. (now known as Atlas HXM), a global human experience management platform provider, from March 2020 to January 2022, where he was responsible for financial and payroll operations management, reporting to key internal and external stakeholders, implemented processes and procedures to meet company’s growth strategy and managed its investors relations, including fundraising. Mr. Bercovich served as the vice president of global finance of TEOCO Corporation, a global telecom software solutions provider, from January 2016 to March 2020, where he managed all finance and accounting global functions. Prior to these positions, among other corporate financial roles with publicly traded and private companies, Mr. Bercovich provided SEC accounting and audit services to a diverse client base as an auditor at KPMG. Mr. Bercovich received a bachelor’s degree in business and accounting at The College of Management Academic Studies in Israel and is a certified public accountant (Israel – inactive).

Mr. Bercovich has not engaged in a related party transaction with the Company during the last two fiscal years, and there are no family relationships between Mr. Bercovich and any of our other executive officers or directors.

With Mr. Bercovich’s appointment on May 29, 2025, we entered into an Executive Employment Agreement with him (as amended, the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Bercovich has agreed to devote substantially all business time and attention to the performance of his duties thereunder as the Chief Financial Officer. The Employment Agreement extends for a term expiring on June 23, 2027, and is automatically renewable for successive one-year periods thereafter unless either party provides timely notice of intent to terminate the agreement.

The Employment Agreement provides that Mr. Bercovich will receive an annual base salary of $430,000. In 2025, Mr. Bercovich will be eligible for an annual performance-based cash bonus subject to the terms of the Company’s 2018 Incentive Compensation Plan and prorated based on the number of days from June 23, 2025 until the end of the year. Starting in 2026, and in subsequent years, Mr. Bercovich will be eligible to receive an annual performance-based cash bonus in accordance with the Company’s Executives’ Short-Term Incentive Plan (“STI”). In both 2025 and subsequent years, the target amount of such bonus will be equal to 50% of his annual base salary and the bonus amount will be based on meeting key performance indicators involving financial and strategic goals established by the Company with specific performance targets and potential awards determined by the Compensation Committee of the Company’s Board. Mr. Bercovich will also be eligible to receive aggregate annual equity awards in accordance with the Company’s Executives’ Long-Term Incentive (“LTI”) Plan equal to 50% of his annual base salary during the remainder of 2025 and through 2026. Such awards will be issued in the form of restricted stock units. Of such restricted stock units, 50% of the restricted stock units are designated as performance-based stock awards and will vest in four equal installments upon the achievement of specified escalating stock price thresholds, and 50% of the restricted stock units are designated as time-based stock awards and will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to his continued employment with the Company on the applicable vesting date and satisfying the key performance indicators (KPIs) and other performance criteria. In 2027 and any renewal terms, performance-based and time-based equity awards will be made at the discretion of the Compensation Committee of the Company’s Board and vesting terms will be included in any award agreements, with a bonus amount of up to 50% of Mr. Bercovich’s annual base salary.

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The Company also agreed to (i) grant Mr. Bercovich a one-time equity signing bonus of $107,500 worth of restricted stock, with 50% vesting on the six-month employment start date anniversary, and the remaining 50% vesting on the 12-month employment start date anniversary, (ii) grant Mr. Bercovich a one-time Management by Objective (MBO) Bonus of $150,000 upon the Company’s receipt of at least $25.0 million in gross proceeds, and $250,000 upon the Company’s receipt of at least $30.0 million in gross proceeds, from an equity or debt financing round by June 23, 2026, and (iii) pay or reimburse Mr. Bercovich for reasonable cash-out expenses to relocate to the Washington DC-metro area of up to $75,000. The above cash bonus and equity awards are subject to the Company’s “clawback” policies.

If Mr. Bercovich’s employment is terminated by us without Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to the company) or by him for Good Reason (which includes a material adverse change in Mr. Bercovich’s authority, duties or responsibilities), he is entitled to receive severance equal to 12 months of base salary plus his target STI and LTI bonuses for the year of termination in return for his signing of a general release in favor of the company. If such termination occurs within six months before or within 12 months after a “change of control,” Mr. Bercovich will be entitled to receive an amount equal to three times the amount of his annual base salary and the full amount of his target bonus for the year in which the termination date occurs. In addition, all unvested restricted stock units under a time-based long-term award will vest immediately at that time.

Under the Employment Agreement, Mr. Bercovich is prohibited from disclosing confidential information, which includes all information not generally known to the public regarding the company and its affiliates, subsidiaries or its businesses. Mr. Bercovich further agreed that during his employment with the company and for 12 months thereafter he will not solicit or attempt to solicit any of our clients, customers or vendors for the purpose of providing services or products that compete with those offered by us for the same 12 month period and, for the same period, he will not solicit, hire, recruit or attempt to hire or recruit, or induce the termination of employment of any employee of the company.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement and an amendment thereto, a copy of each of which is filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated May 29, 2025, between Blink Charging Co. and Michael Bercovich.

10.2	Amendment, dated as of June 2, 2025, between Blink Charging Co. and Michael Bercovich.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: June 4, 2025	By:	/s/ Michael C. Battaglia
	Name:	Michael C. Battaglia
	Title:	President and Chief Executive Officer

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